                                                                  Exhibit 10.63



                             SUPPLEMENTAL AGREEMENT


                                  in respect of


             RECEIVABLES PURCHASE AGREEMENT DATED DECEMBER 26, 1997


                                     between


                             LAM RESEARCH CO., LTD.
                                    as Seller


                    BANKS AND OTHER INSTITUTIONS NAMED HEREIN
                                  as Purchasers


                        ABN AMRO BANK N.V., TOKYO BRANCH
                           as Representative Purchaser

                        ABN AMRO BANK N.V., TOKYO BRANCH
                              as Initial Purchaser

                                       and

                             LAM RESEARCH CO., LTD.
                               as Collection Agent

THIS SUPPLEMENTAL AGREEMENT is deemed effective as of the 25th day of December, 1998

BETWEEN:

(1) LAM RESEARCH CO., LTD., a Japanese corporation having its registered office at 1-1-10, Oyama, Sagamihara-shi, Kanagawa Prefecture, Japan as seller of receivables (in such capacity, the "SELLER");

(2) BANKS AND OTHER INSTITUTIONS NAMED IN THE SIGNATURE PAGE HEREOF as purchasers (collectively, the "PURCHASERS" and each a "PURCHASER");

(3) ABN AMRO BANK N.V. acting through its TOKYO BRANCH, a branch licensed in Japan and having its registered office at Shiroyama JT Mori Building, 4-3-1, Toranomon, Minato-ku, Tokyo 105-6013, Japan, as representative of the Purchasers (in such capacity, the "REPRESENTATIVE PURCHASER");

(4) ABN AMRO BANK N.V. acting through its TOKYO BRANCH, a branch licensed in Japan and having its registered office at Shiroyama JT Mori Building, 4-3-1, Toranomon, Minato-ku, Tokyo 105-6013, Japan, as the Initial Purchaser (in such capacity, the "INITIAL PURCHASER"); and

(5) LAM RESEARCH CO., LTD., a Japanese corporation having its registered office at 1-1-10, Oyama, Sagamihara-shi, Kanagawa Prefecture, Japan, as collection agent in relation to receivables (in such capacity, the "COLLECTION AGENT").

WHEREAS:

(A) The Seller, the Initial Purchaser, the Representative Purchaser and the Collection Agent have entered into a Receivables Purchase Agreement dated December 26, 1997 (the "ORIGINAL AGREEMENT"), pursuant to which the Seller and the Initial Purchaser have agreed, on the terms and subject to the conditions thereof, that the Seller will sell to the Initial Purchaser certain receivables which have arisen, or will arise during its term, out of the sales by the Seller of certain equipment, and the Collection Agent has agreed, upon the terms and subject to the conditions thereof, to act as the agent of the Initial Purchaser in connection with the collection of receivables from time to time assigned to the Initial Purchaser in accordance with the terms thereof; and

(B) The parties hereto wish to amend certain terms of the Original Agreement, to the extent provided below.

IT IS HEREBY AGREED as follows:-

1.      GENERAL

        (1) Terms defined in the Original Agreement (if applicable, as amended by this Agreement) shall, when used in this Agreement (including in the Recital), have the same meanings herein as therein, unless otherwise specifically provided herein.



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                                      -2-


        (2) Except insofar as amended by this Agreement, the Original Agreement shall continue in full force and effect and shall be read and construed as one with this Agreement. Upon this Agreement taking effect, references in the Original Agreement to "this Agreement", "herein", "hereunder" and other similar expressions shall be deemed to be references to the Original Agreement to the extent amended and restated by this Agreement.

        (3) This Agreement shall be governed by and construed in accordance with the laws of Japan and the provisions of Clause 38 (Jurisdiction) of the Original Agreement shall be deemed to apply to this Agreement as though they were set out in full herein.

        (4) The headings are for convenience of reference only and shall not affect the construction hereof.

        (5) This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed, in either case, by all the parties hereto shall constitute a full and original agreement for all purposes.

2.      AMENDMENT TO ORIGINAL AGREEMENT

        Subject to Clause 4 hereof, effective as of December 25, 1998 (the "EFFECTIVE DATE"), the Original Agreement shall be amended as follows:

        (1) in Clause 1.1 of the Original Agreement, the definition of "Applicable Margin" shall be amended in its entirety to read as follows:

        "APPLICABLE MARGIN" means (a) in the case of a Purchased Receivable which is a Post-Acceptance Receivable as of two (2) Business Days prior to the first day of the relevant Fixed Period, 1.00 percent per annum, and (b) in the case of a Purchased Receivable which is not a Post-Acceptance Receivable as of two (2) Business Days prior to the first day of the relevant Fixed Period, such rate per annum (expressed as a percentage) as shall be determined pursuant to Clause 19.9;

        (2) in Clause 1.1 of the Original Agreement, the definition of "Total Purchase Commitments" shall be amended by replacing "Six Billion Yen ((Y)6,000,000,000)" with "Four Billion Yen ((Y)4,000,000,000)";

        (3) in Clause 1.1 of the Original Agreement, the following definitions shall be added in their appropriate alphabetical locations:

        "AGENT" has the meaning set forth in the Loan Agreement (it being understood that the definition of "Agent" in the Loan Agreement shall be deemed to be incorporated herein as if it was fully set out herein);

        "DEFAULT" has the meaning set forth in the Loan Agreement (it being understood that the definition of "Default" in the Loan Agreement shall be deemed to be incorporated herein as if it was fully set out herein);

        "EVENT OF DEFAULT" has the meaning set forth in the Loan Agreement (it being understood that the definition of "Event of Default" in the Loan Agreement as well as Clause 11.1 (including the definitions of the defined terms used therein) of the Loan Agreement shall be deemed to be incorporated herein as if it was fully set out herein);

        "FINANCIAL STATEMENT" has the meaning set forth in the Loan Guaranty (it being understood that the definition of "Financial Statements" and other defined terms used in such definition in the Loan Guaranty shall be deemed to be incorporated herein as if they were fully set out herein);

        "GAAP" has the meaning set forth in the Loan Guaranty (it being understood that the definition of "GAAP" the Loan Guaranty shall be deemed to be incorporated herein as if it was fully set out herein);

        "LOAN AGREEMENT" means the Loan Agreement dated as of September 30, 1998 between Lam Research Co., Ltd. as Borrower, the banks and financial institutions named therein as Lenders, and ABN AMRO Bank N.V., Tokyo Branch as Agent;

        "LOAN GUARANTY" means the Guaranty dated as of September 30, 1998 executed by Lam Research Corporation, as Guarantor, in favor of ABN AMRO Bank N.V., Tokyo Branch as Agent for the Lenders to the Loan Agreement;

        "MARGIN CERTIFICATE" means a certificate in the form of the Eleventh Schedule;

        "MARGIN DETERMINATION DATE" means the fifteenth day following the date by which the Seller is required to deliver the quarterly financial statements and information under subclauses (i) and (iii) of Clause 19.9(c) (it being understood that the delivery by the Guarantor to the Agent of the quarterly financial statements and information required under clauses (i) and (iii) of Subparagraph 4(a) of the Loan Guaranty shall be deemed effective delivery by the Seller to the Representative Purchaser of the quarterly financial statements and information required under subclauses (i) and (iii) of Clause 19.9(c));

        "MARGIN PERIOD" means the period commencing on and including December 27, 1999 and ending on but excluding the Margin Determination Date falling immediately following December 27, 1999, and thereafter each successive period commencing on and including the last preceding Margin Determination Date and ending on but excluding the next succeeding Margin Determination Date;

        "SENIOR INDEBTEDNESS RATIO" has the meaning set forth in the Loan Guaranty (it being understood that the definition of "Senior Indebtedness Ratio" and other defined terms used in such definition in the Loan Guaranty shall be deemed to be incorporated herein as if they were fully set out herein);

        "SUBSIDIARY" has the meaning set forth in the Loan Guaranty (it being understood that the definition of "Subsidiary" and other defined terms used in such definition in the Loan Guaranty shall be deemed to be incorporated herein as if it was fully set out herein);

        (4) in Clause 2.1 of the Original Agreement, "Six Billion Yen ((Y)6,000,000,000)" in the third sentence shall be replaced with "Four Billion Yen ((Y)4,000,000,000)";




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                                      -4-



        (5) in Clause 19 of the Original Agreement, the following clause shall be added as Clause 19.9:

        19.9   (a)    The Applicable Margin (for the purposes of item (b) of
                      the definition thereof) shall be (i) in respect of the period from and including the Initial Purchase Date to and including the date immediately preceding December 25, 1998
                      (the "EFFECTIVE DATE"), 0.90 percent per annum and (ii) in respect of the period from and including the Effective
                      Date to and including December 26, 1999, 1.50 percent per annum.

               (b) On or after December 27, 1999, the Applicable Margin (for the purposes of item (b) of the definition thereof) shall be, in respect of any Margin Period:

                      (i) if the Guarantor does not have net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999, 1.50 percent per annum;

                      (ii) if the Guarantor has net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999 and the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending immediately preceding the first day of the relevant Margin Period is less than 0.10, 0.75 percent per annum;

                      (iii) if the Guarantor has net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal quarter ending on December 26, 1999 and the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending immediately preceding the first day of the relevant Margin Period is greater than or equal to 0.10 but less than 0.15, 1.00 percent per annum; or

                      (iv) if the Guarantor has net profits of greater than US$1, as determined in accordance with generally accepted accounting principles and practices in the United States of America as consistently applied, during both the fiscal quarter ending on September 26, 1999 and the fiscal


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                                      -5-



                             quarter ending on December 26, 1999 and the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter ending immediately preceding the first day of the relevant Margin Period is greater than or equal to 0.15 but less than or equal to 0.25, 1.25 percent per annum.

               (c) Until the later of the expiry of the Purchase Commitment Period and the date on which the obligation to pay the Reduced Amount pursuant to Clause 10 and the repurchase obligations pursuant to Clause 16 shall have been fully satisfied by the Seller in respect of all the Purchased Receivables, the Seller shall, unless the Majority Purchasers shall otherwise consent in writing, furnish or cause to be furnished to the Representative Purchaser for each Purchaser the following, each in such form and such detail as the Representative Purchaser shall reasonably request (copies of which the Representative Purchaser shall promptly deliver to each Purchaser):

                      (i) as soon as available and in no event later than fifty (50) days after the last day of each fiscal quarter of the Guarantor, a copy of the Financial Statements of the Guarantor and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the chief executive officer, president, chief financial officer or treasurer of the Guarantor to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                      (ii) as soon as available and in no event later than one hundred (100) days after the close of each fiscal year of the Guarantor, (A) copies of the audited Financial Statements of the Guarantor and its Subsidiaries (prepared on a consolidated basis) for such year, prepared by independent certified public accountants of recognized national standing acceptable to the Representative Purchaser, and (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to the Representative Purchaser) and management letters delivered by such accountants in connection with all such Financial Statements; and

                      (iii) contemporaneously with the quarterly and year-end Financial Statements required by the foregoing subclauses (i) and (ii), a compliance certificate (the "COMPLIANCE CERTIFICATE") of the chief executive officer, president, chief financial officer or treasurer of the Guarantor which (A) states that no Event of Default and no Default has occurred and is continuing, or, if any such Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and



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                                      -6-



                             what action the Guarantor proposes to take with respect thereto, and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Subparagraph 5(l) of the Loan Guaranty.

               (d) Notwithstanding the provisions of Clause 19.9(b), if the Seller fails to deliver to the Representative Purchaser the financial statements and information required under subclauses (i) and (ii) of Clause 19.9(c) within the time periods set forth therein (it being understood that the delivery by the Guarantor to the Agent of the financial statements and information required under clauses (i) and
                      (ii) of Subparagraph 4(a) of the Loan Guaranty shall be deemed effective delivery by the Seller to the Representative Purchaser of the financial statements and information required under subclauses (i) and (ii) of Clause 19.9(c)), the Applicable Margin shall be, in respect of any period from and including the fifteenth day following the date of such failure to and including the fifteenth day following receipt by the Representative Purchaser of such financial statements and information (at which time Clause 19.9(b) shall apply), 1.50 percent per annum.

               (e) Except where item (i) of Clause 19.9(b) shall be applicable, the Borrower shall notify the Representative Purchaser of the Senior Indebtedness Ratio of the Guarantor applicable to each Margin Period and shall submit Margin Certificates (duly completed and signed by a duly authorized officer of the Guarantor), and supporting evidence in respect thereof on or before the first day of such Margin Period.;

        (6) Clause 29.2 of the Original Agreement shall be amended by replacing "0.25 percent per annum" with "0.40 percent per annum";

        (7) Exhibit I to the Original Agreement shall be replaced with Exhibit I attached hereto; and

        (8) the Eleventh Schedule attached hereto shall be attached to and shall form an integral part of the Original Agreement as the Eleventh Schedule thereto.

3.      REPRESENTATIONS AND WARRANTIES

        The Seller (in such capacity and as the Collection Agent) represents and warrants to the Representative Purchaser and the Purchasers as follows:

        (1) it has power to enter into this Agreement and perform its obligations hereunder and has taken all necessary action required to authorize the execution and delivery of this Agreement, and the performance of the Original Agreement as amended by this Agreement, upon the terms and conditions of the Original Agreement as amended by this Agreement;

        (2) all necessary consents, approvals and authorizations required in connection with the execution, delivery, performance, validity or enforceability of this Agreement have been obtained and made and are in full force and effect and each of this Agreement and the Original Agreement as amended by this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms;

        (3) the execution, delivery and performance of this Agreement and the performance of the Original Agreement as amended by this Agreement will not violate, result in a breach of, or constitute a default under, any provision of any indenture, contract or other undertaking to which the Seller is a party or by which it or its property is bound or of any law or any regulation or, of any order, writ, or decree applicable to it; and

        (4) no event has occurred and no condition exists which, with the giving of notice or lapse of time or the satisfaction of any other condition, would constitute a Termination Event under the Original Agreement as amended by this Agreement.

4.      CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT

        (1) The provisions of Clause 2 hereof shall not come into effect until the Representative Purchaser has received a confirmation letter from the Guarantor substantially in the form of Annex A attached hereto.

        (2) The effectiveness of Clause 2 hereof is subject to the further condition precedent that as of the Effective Date the representations and warranties made by the Seller in Clause 3 hereof are true and accurate as if the same had been made on such date.

5.      EXPENSES

        The Seller shall reimburse the Representative Purchaser and the Purchasers for all reasonable expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement (including all legal fees and expenses and any stamp and other duties and taxes to which this Agreement is subject).






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                                      -8-



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first before written.


THE SELLER AND THE COLLECTION AGENT

LAM RESEARCH CO., LTD.



By:
   ----------------------------------------
   Name:
   Title:



THE REPRESENTATIVE PURCHASER AND INITIAL PURCHASER

ABN AMRO BANK N.V., TOKYO BRANCH




By:
   ----------------------------------------
   Name:
   Title:




By:
   ----------------------------------------
   Name:
   Title:

                                     ANNEX A

                    [LETTERHEAD OF LAM RESEARCH CORPORATION]



                                                          Date: December 25,1998


ABN AMRO Bank N.V.
Tokyo Branch
as Representative Purchaser
to the Purchase Agreement referred to below
Shiroyama JT Mori Building
4-3-1, Toranomon,
Minato-ku, Tokyo 105-6013
Japan

Dear Sirs:

                       Re: Receivables Purchase Agreement

               We refer to a Receivables Purchase Agreement dated December 26, 1997 (the "ORIGINAL AGREEMENT") between Lam Research Co., Ltd. ("LAM JAPAN") as Seller, the banks and other institutions named therein as Purchasers, ABN AMRO Bank N.V., Tokyo Branch as Representative Purchaser and Lam Japan as Collection Agent and a Supplemental Agreement dated December 25, 1998 (the "SUPPLEMENTAL AGREEMENT") between Lam Japan as Seller, the banks and other institutions named therein as Purchasers, ABN AMRO Bank N.V., Tokyo Branch as Representative Purchaser and Initial Purchaser and Lam Japan as Collection Agent. Terms defined in the Original Agreement as amended by the Supplemental Agreement shall have the same meanings herein, unless otherwise defined herein.

               We give consent to the amendments of the Original Agreement by the Supplemental Agreement and confirm that our obligations and liabilities under the Guaranty dated as of December 26, 1997 executed by us in connection with the Original Agreement will continue and remain in full force and effect with respect to the Original Agreement as amended.



                                    Very truly yours,

                                    LAM RESEARCH CORPORATION


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT I

                             PURCHASER'S COMMITMENTS
                  (subject to the third sentence of Clause 2.1)



Purchaser(s) and their/its Address                                            Commitment(s)
----------------------------------                                            -------------
ABN AMRO Bank N.V.                                                          (Y)4,000,000,000
Tokyo Branch
13F, Shiroyama JT Mori Building
4-3-1, Toranomon, Minato-ku
Tokyo 105-6013
Telefax:  81-3-5405-6903/6902
Attention:  Structured Finance


                                                                       Total (Y)4,000,000,000
                                                                                -------------

                              THE ELEVENTH SCHEDULE

                           FORM OF MARGIN CERTIFICATE



        To:    [Name and address of Representative Purchaser]



Attention:                                                              [Date]



       Receivables Purchase Agreement of December 26, 1997 (as amended by
                  Supplemental Agreement of December 25, 1998)


        We refer to the above Supplemental Agreement (terms used in this letter having the meanings given to them in that Agreement) and notify you that the Senior Indebtedness Ratio of the Guarantor as set forth in the quarterly financial statements and information of the Guarantor for the fiscal quarter
ending on [          ] is [         ].



                                    for and on behalf of
                                    LAM RESEARCH CORPORATION



                                    By:
                                       --------------------------------
                                       Name:
                                       Title: